AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1998
                               REGISTRATION STATEMENT NO. 333-________
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                        -----------------------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                        -----------------------------------

                        NETSCAPE COMMUNICATIONS CORPORATION
                        -----------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      94-3200270
-------------------------------              ----------------------------------
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)              (I.R.S. EMPLOYER IDENTIFICATION NO.)

             501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA  94043
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                          -----------------------------
                        NETSCAPE COMMUNICATIONS CORPORATION
                             1995 DIRECTOR OPTION PLAN
                         1995 EMPLOYEE STOCK PURCHASE PLAN
                               1998 STOCK OPTION PLAN
                             (FULL TITLE OF THE PLANS)
                          -----------------------------
                                                        Copy to:
          ROBERTA R. KATZ, ESQ.
     SENIOR VICE PRESIDENT, GENERAL              LARRY W.  SONSINI, ESQ.
         COUNSEL, AND SECRETARY                JAMES N. STRAWBRIDGE, ESQ.
   NETSCAPE COMMUNICATIONS CORPORATION      WILSON SONSINI GOODRICH & ROSATI
        501 EAST MIDDLEFIELD ROAD               PROFESSIONAL CORPORATION
    MOUNTAIN VIEW, CALIFORNIA  94043               650 PAGE MILL ROAD
          (605) 254-1900                        PALO ALTO, CA 94304-1050
                                                     (650) 493-9300
   (NAME, ADDRESS, INCLUDING ZIP CODE,
  AND TELEPHONE NUMBER, INCLUDING AREA
       CODE, OF AGENT FOR SERVICE)

                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
 TITLE OF  SECURITIES    AMOUNT TO           PROPOSED        PROPOSED     AMOUNT OF
    TO BE REGISTERED         BE               MAXIMUM        MAXIMUM     REGISTRATION
                         REGISTERED          OFFERING        AGGREGATE        FEE
                                              PRICE          OFFERING
                                            PER SHARE (2)     PRICE (2)
----------------------  --------------     -------------    -----------  -------------
 Common Stock, $.0001
 par value

 Newly reserved under
 the Director Option       150,000 shares     $23.59375       $3,539,062.50   $1,044.02
 1995 Plan (1)

 Newly reserved under
 the 1995 Employee       1,500,000 shares     $23.59375      $35,390,625.00  $10,440.23
 Stock Purchase Plan (1)

 Netscape Communications   500,000 shares     $23.59375      $11,796,875.00   $3,480.08
 Corporation 1998 Stock
 Option Plan (1)
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
 Total:                2,150,000 shares                      $50,726,562.50  $14,964.33
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under any of these plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on June 1, 1998, as reported on the Nasdaq National Market.
--------------------------------------------------------------------------------

                                       PART I

                       INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.   REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Registrant will send or give the documents containing the information specified in this Item 2 to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended December 31, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's definitive Proxy Statement dated April 16, 1998 filed in connection with the Registrant's 1998 Annual Meeting of Stockholders;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 23, 1995, as amended by the Company's Registration Statement on Form 8-A/A filed on August 4, 1995 (File No. 0-26310).

     All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that: (i) the Registrant shall indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, the Registrant's subsidiaries) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed by
Section 145 of the Delaware General Corporation Law and the Amended and Restated Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees), judgments, fines, penalties and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The indemnification agreements do not require the Registrant to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreements, the Registrants's Amended and Restated Bylaws or any statute or law. Under the indemnification agreements and Sections 102 and 145 of the Delaware General Corporation Law, the Registrant is not obligated to indemnify the indemnified party: (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreements, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the Registrant to enforce or interpret the indemnification agreements if a court determines that each of such defenses asserted by the indemnified party in such action was made in bad faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act and related laws; (v) on account of the indemnified party's acts or omissions which are finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.        INDEX TO EXHIBITS.


   EXHIBIT
    NUMBER                         DESCRIPTION OF DOCUMENT
  --------                        ------------------------
     4.1      Restated Certificate of Incorporation of Registrant, as amended through January 23, 1996 (WHICH IS INCORPORATED HEREIN BY
              REFERENCE TO EXHIBIT 3.(i) TO THE REGISTRANT'S ANNUAL REPORT ON
              FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995).

     4.2 Amended and Restated Bylaws of Registrant, as amended through January 24, 1997 (WHICH ARE INCORPORATED HEREIN BY REFERENCE TO
              EXHIBIT 3.(ii) TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR
              THE FISCAL YEAR ENDED DECEMBER 31, 1996).

     4.3      Form of Registrant's Common Stock Certificate (WHICH IS
              INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 4.1 TO THE
              REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 33-
              93862) (THE "REGISTRANT'S 1995 S-1")).

     4.4 1995 Employee Stock Purchase Plan and related agreements, as amended and restated.

     4.5 1995 Director Option Plan and related agreements, as amended and restated.

     4.6      1998 Stock Option Plan and related agreements.

     5.1      Opinion of Counsel as to legality of securities being registered.

    23.1      Consent of Ernst & Young LLP, Independent Auditors.

                                         -5-


    23.2     Consent of Counsel (WHICH IS CONTAINED IN EXHIBIT 5.1).

    24.1     Powers of Attorney (WHICH ARE INCLUDED AS PART OF THE SIGNATURE
             PAGE OF THIS REGISTRATION STATEMENT).


ITEM 9.        UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 1st day of June 1998.

                                       NETSCAPE COMMUNICATIONS
                                       CORPORATION

                                       By:    /s/ Peter L.S. Currie
                                              --------------------------------
                                                  Peter L.S. Currie,
                                                  Executive Vice President and
                                                  Chief Administrative Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Barksdale, Roberta R. Katz and Peter L.S. Currie, jointly and severally, as such person's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



       Signatures                           Title                                          Date
------------------------    ---------------------------------------------               ------------
 /s/ James L. Barksdale     President, Chief Executive Officer (PRINCIPAL               June 1, 1998
--------------------------  EXECUTIVE OFFICER) and Director
      James L. Barksdale

/s/  Peter L.S. Currie      Executive Vice President and Chief                          June 1, 1998
-------------------------   Administrative Officer (PRINCIPAL FINANCIAL
      Peter L.S. Currie     OFFICER)

/s/  Noreen G. Bergin       Senior Vice President and Corporate                         June 1, 1998
-------------------------   Controller (PRINCIPAL ACCOUNTING OFFICER)
      Noreen G. Bergin

/s/  James H. Clark         Chairman of the Board of Directors                          June 1, 1998
------------------------
      James H. Clark

/s/  Marc L. Andreessen     Executive Vice President,                                   June 1, 1998
------------------------    Products and Director
     Marc L. Andreessen


/s/  Eric A. Benhamou       Director                                                    June 1, 1998
------------------------
     Eric A. Benhamou

/s/  L. John Doerr          Director                                                    June 1, 1998
------------------------
     L. John Doerr

/s/  John E. Warnock        Director                                                    June 1, 1998
------------------------
     John E. Warnock



                                 INDEX TO EXHIBITS
                                 ------------------

   EXHIBIT
    NUMBER                         DESCRIPTION OF DOCUMENT
  --------    ---------------------------------------------------------------

     4.1 Restated Certificate of Incorporation of Registrant, as amended through January 23, 1996 (WHICH IS INCORPORATED HEREIN BY
              REFERENCE TO EXHIBIT 3.(i) TO THE REGISTRANT'S ANNUAL REPORT ON
              FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995).

     4.2 Amended and Restated Bylaws of Registrant, as amended through January 24, 1997 (WHICH ARE INCORPORATED HEREIN BY REFERENCE TO
              EXHIBIT 3.(ii) TO THE REGISTRANT'S ANNUAL REPORT ON FORM 10-K FOR
              THE FISCAL YEAR ENDED DECEMBER 31, 1996).

     4.3      Form of Registrant's Common Stock Certificate (WHICH IS
              INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 4.1 TO THE
              REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 33-
              93862) (THE "REGISTRANT'S 1995 S-1")).

     4.4 1995 Employee Stock Purchase Plan and related agreements, as amended and restated.

     4.5 1995 Director Option Plan and related agreements, as amended and restated.

     4.6      1998 Stock Option Plan and related agreements.

     5.1      Opinion of Counsel as to legality of securities being registered.

    23.1      Consent of Ernst & Young LLP, Independent Auditors.

    23.2      Consent of Counsel (WHICH IS CONTAINED IN EXHIBIT 5.1).

    24.1      Powers of Attorney (WHICH ARE INCLUDED AS PART OF THE SIGNATURE
              PAGE OF THIS REGISTRATION STATEMENT).

                                         -9-